UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

Neoleukin Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

360-1616 Eastlake Avenue East

Seattle, Washington 98102

(Address of principal executive offices, including zip code)

(206) 732-2133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	NLTX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging grown company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On August 8, 2019, Neoleukin Therapeutics, Inc. (the “Company”) completed its acquisition of Neoleukin Therapeutics, Inc., a Delaware corporation (“Former Neoleukin”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Former Neoleukin, and Apollo Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other things, Merger Sub merged with and into Former Neoleukin, with Former Neoleukin surviving as the Company’s wholly owned subsidiary (the “Merger”).

Effective as of March 20, 2020, in recognition that the Company’s financial operations and team have transitioned to be primarily located in the United States following the Merger, Deloitte LLP resigned as the Company’s independent registered public accounting firm and the Audit Committee of the Company’s Board of Directors appointed Deloitte & Touche LLP as the successor independent registered public accounting firm.

Deloitte LLP’s reports on the Company’s consolidated financial statements as of December 31, 2019 and 2018, and the results of its operations and cash flows for each of the three years in the period ended December 31, 2019, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and through the date of this Current Report on Form 8-K, the Company has not had any disagreements with Deloitte LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte LLP, would have caused it to make reference to the subject matter of such disagreements in its report on the Company’s consolidated financial statements for such periods. During the Company’s two most recent fiscal years and through the date of this Current Report on Form 8-K, there have been no reportable events as described in (A) to (D) of Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”).

The Company has engaged Deloitte & Touche LLP as its new independent registered public accounting firm to audit its 2020 consolidated financial statements. In connection with the audit of its consolidated financial statements for the years ended December 31, 2019 and 2018, and through the period ended March 20, 2020, neither the Company nor anyone on its behalf has consulted with Deloitte & Touche LLP on the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on its financial statements or any matter that was the subject of a disagreement, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event as, that term is defined in Item 304(a)(1)(v).

The Company provided Deloitte LLP with a copy of these disclosures before filing them with the SEC and requested that Deloitte LLP provide it with a letter addressed to the SEC stating whether or not it agrees with the above statements. Deloitte LLP has furnished such letter dated March 20, 2020, which is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Deloitte LLP, dated March 20, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2020

NEOLEUKIN THERAPEUTICS, INC.

By:	/s/ Jonathan Drachman
Jonathan Drachman
Chief Executive Officer and President